Exhibit 10.2

The Bryn Mawr Trust Company

Ted Peters

Chairman and CEO

January 3, 2007

Matthew G. Waschull, CTFA

Park Plaza – Unit #1606

1100 Lovering Avenue

Wilmington, DE 19806

Dear Matt:

I’m pleased to offer you the position of Executive Vice President and Head of the Wealth Management Division at The Bryn Mawr Trust Company. In this position, you will be responsible for managing our entire trust and investment management group. As I’ve mentioned, you will be a critical factor in the continued success of Bryn Mawr Trust and an important part of our Executive Management team.

Your initial compensation package will be as follows:

•	A base salary of $200,000 to be reviewed annually.

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An annual bonus opportunity of $150,000 based on the performance of your division and of Bryn Mawr Trust as a whole. Please note that your minimum bonus for the fiscal years 2007 and 2008 will be $50,000.

•	Long Term Incentives (stock options and/or restricted stock) in an amount comparable to other executives of your level.

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All normal employee benefits including short term and long term disability, life insurance, medical and dental benefits, and other employee assistance programs. Also, as an Executive Vice President, you will be covered by our change-in-control policy.

In addition, you will receive on a one-time basis:

•	A $10,000 payment to assist you with relocation expenses.

•	An immediate 4,000 stock option award in shares of BMTC common stock.

•	Up to $ 15,000 to assist you in any expense you may incur in joining a private club. Such club would be used from time to time to entertain clients or prospective clients.

INVESTMENT MANAGEMENT • FINANCIAL PLANNING • TAX PLANNING • PERSONAL BANKING • BUSINESS BANKING

BROKERAGE SERVICES • INSURANCE • MORTGAGES • FIDUCIARY SERVICES

Bryn Mawr, Pennsylvania 19010 • 610-525-1700

Matthew G. Waschull, CTFA

January 3, 2007

Please note that we will need to have you sign a non-solicitation agreement, in the unlikely event that you should leave the Bank in the future.

Matt, the Board of Directors and I are excited to have someone of your character and qualifications to lead our Wealth Management division. I know that you will be a major contributor to the growth and profitability of The Bryn Mawr Trust Company in the years ahead.

With best wishes,

Sincerely,

/s/ Frederick C. Peters II
Frederick C. Peters, II Chairman and CEO